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                                                                    EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-51783) of our report dated January 23, 1998 and July 16, 1998 included in this Form 8-K/A of Denali Incorporated. It should be noted that we have not audited any financial statements of Fibercast Company subsequent to December 31, 1997, or performed any audit procedures subsequent to the dates of our report.



                                          ARTHUR ANDERSEN LLP


Tulsa, Oklahoma
   August 11, 1998